Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned directors of Bel Fuse Inc. desire to appoint Daniel Bernstein and Colin Dunn to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s Registration Statement on Form S-8 described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Bernstein and Colin Dunn, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant’s Registration Statement on Form S-8 registering 1,400,000 shares of the Class B common stock, par value $0.10 per share, of Bel Fuse Inc. (the “Company”) in connection with the Company’s 2011 Equity Compensation Plan, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 20th day of March, 2012.

Signatures	Title
/s/ Daniel Bernstein	Director, President and Chief Executive Officer
Daniel Bernstein

/s/ Howard B. Bernstein	Director
Howard B. Bernstein

/s/ Avi Eden	Director
Avi Eden

/s/ Peter Gilbert	Director
Peter Gilbert

/s/ John S. Johnson	Director
John S. Johnson

/s/ Mark Segall	Director
Mark Segall

/s/ Robert H. Simandl	Director
Robert H. Simandl

/s/ John F. Tweedy	Director
John F. Tweedy

/s/ Colin Dunn	Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)
Colin Dunn